                                   EXHIBIT 11

                              Statement Re:  Computation of per Share Earnings
                                     Three Months and Nine Months ended
                                          January 31, 1994 and 1995
                                                                 Three Months             Nine Months
                                                               ended January 31,       ended January 31,
                                                          ------------------------  ------------------------
                                                              1994         1995         1994         1995
                                                          -----------  -----------  -----------  -----------

Primary
     Net earnings (loss) . . . . . . . . . . . . . . . .  $   139,000  $   245,000  $ (215,000)  $   499,000

Weighted average number of common
     shares outstanding. . . . . . . . . . . . . . . . .    5,075,809    5,437,238   5,023,354     5,236,443

Add common share equivalents (determined using the
     "treasury stock" method) representing shares
     issuable upon exercise of stock options and
     warrants. . . . . . . . . . . . . . . . . . . . . .        3,551      388,137       3,702       293,371
                                                           ----------  -----------  -----------  -----------

Weighted average number of shares used in
     calculation of primary earnings per share . . . . .    5,079,360    5,825,375   5,027,056     5,529,814
                                                          ===========  ===========  ===========  ===========

Primary earnings (loss) per common share . . . . . . . .  $      0.03  $      0.04  $    (0.04)  $      0.09
                                                          ===========  ===========  ===========  ===========


Fully diluted
     Net earnings (loss) . . . . . . . . . . . . . . . .  $   139,000  $   245,000  $ (215,000)  $   499,000

Weighted average number of common
     shares outstanding. . . . . . . . . . . . . . . . .    5,075,809    5,437,238   5,023,354     5,236,443
Add common share equivalents (determined using the
     "treasury stock" method) representing shares
     issuable upon exercise of stock options, warrants,
     and convertible notes payable . . . . . . . . . . .        5,808      304,533       5,808       252,629
                                                          -----------  -----------  -----------  -----------

Weighted average number of shares used in
     calculation of fully diluted earnings per share . .    5,081,617    5,741,771   5,029,162     5,489,072
                                                          ===========  ===========  ===========  ===========

Fully diluted earnings (loss) per common share . . . . .  $      0.03  $      0.04  $    (0.04)  $      0.09
                                                          ===========  ===========  ===========  ===========

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